UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2012

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
On December 6, 2012 (the "Closing Date"), Sensata Technologies B.V., an indirect, wholly-owned subsidiary of Sensata Technologies Holding N.V. (the "Company"), Sensata Technologies Finance Company, LLC, and Sensata Technologies Intermediate Holding B.V. entered into an amendment (the "Amendment") of their Credit Agreement dated as of May 12, 2011 (the "Original Credit Agreement"). The Original Credit Agreement provides the Company with a term loan facility and a revolving credit facility. Unless defined herein, capitalized terms have meaning as defined in the Original Credit Agreement and the Amendment.
Pursuant to the Amendment, the Company reduced the Applicable Rate with respect to its term loan facility by 0.25% to 1.75% and 2.75% for Base Rate Loans and Eurodollar Rate Loans, respectively.
In addition, the Amendment deferred the commencement of the mandatory prepayment provision, applicable to the Company's term loan facility, with respect to Excess Cash Flow (the "Provision") and adjusted the related prepayment percentages. The commencement date of the Provision was deferred one year from the terms of the Original Credit Agreement and will now begin with the fiscal year ending December 31, 2013. The prepayment percentages applicable to Excess Cash Flow were reduced from the terms of the Original Credit Agreement and, as amended, require the Company to prepay the term loan facility in an amount equal to 25% of Excess Cash Flow if its Senior Secured Net Leverage Ratio is greater than 1.5:1.0.
The Original Credit Agreement required that the Borrowers pay a fee of 1% of the aggregate principal amount of all Term Loans prepaid (or converted) in connection with any Repricing Transaction occurring from the closing date of the Original Credit Agreement until the first anniversary thereof. As part of the Amendment, the Company agreed to extend the end date so that a Repricing Transaction fee, if applicable, will be payable through the first anniversary of the effective date for the Amendment.
Certain other administrative changes were made to the Original Credit Agreement as a result of the Amendment and are not considered material.
A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The descriptions of the material terms of the Amendment are qualified in their entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1
Amendment No. 1 to Credit Agreement dated as of December 6, 2012, to the Credit Agreement dated as of May 12, 2011, by and among Sensata Technologies B.V., Sensata Technologies Finance Company LLC, Sensata Technologies Intermediate Holding B.V., the subsidiary guarantors party thereto, Morgan Stanley Senior Funding, Inc., and Barclays Bank PLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Robert Hureau
Date: December 10, 2012	Name: Robert Hureau
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 1 to Credit Agreement dated as of December 6, 2012, to the Credit Agreement dated as of May 12, 2011, by and among Sensata Technologies B.V., Sensata Technologies Finance Company LLC, Sensata Technologies Intermediate Holding B.V., the subsidiary guarantors party thereto, Morgan Stanley Senior Funding, Inc., and Barclays Bank PLC.

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